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                     FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 30th day of August, 1997, among KEMET CORPORATION, a Delaware corporation (the "Borrower"); WACHOVIA BANK, N.A. as Agent (successor by merger to Wachovia Bank of Georgia, N.A. and hereinafter referred to as the "Agent") under the Credit Agreement (as herein defined) and the BANKS named in the Credit Agreement.

                               Background:

The Borrower, the Agent and the Banks have entered into a certain Credit Agreement dated as of October 18, 1996 (the "Credit Agreement").

The Borrower, the Agent and the Banks wish to amend the Credit Agreement in certain respects, as hereinafter provided.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

SECTION 2. Amendment. Section 5.07 of the Credit Agreement is hereby amended by deleting the "and" appearing at the end of clause (c)(ii) of such Section and by adding at the end of such Section the following: ", and (e) Guarantees of loans or advances to employees made in the ordinary course of business and consistent with practices existing on the Closing Date, provided, that the aggregate outstanding principal amount of loans or advances so Guaranteed plus the aggregate principal amount of loans or advances outstanding under Section 5.06(i) does not exceed One Million ($1,000,000) at any time".

SECTION 3. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Notes or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

SECTION 4. Representation and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

(a) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

(b) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as required or contemplated hereunder to be done, observed and performed by it;

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit Agreement as amended hereby is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors'

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rights generally; and

(d) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which to Borrower is a party or by which its assets or properties are or may become bound.

SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 6. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

SECTION 7. Effective Date. This Amendment shall become effective as of August 30, 1997, upon receipt by the Agent from each of the parties hereto of either a duly executed signature page from a counterpart of the Amendment or a facsimile transmission of a duly executed Default or Event of Default occurred or would have occurred under the Credit Agreement because the amendment contained herein were not yet incorporated in the Credit Agreement, such Defaults or Events of Default are hereby waived as of August 30, 1997.































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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to by duly executed under seal by their respective authorized officers as of the day and year first above written.

                                     BORROWER:

                                     KEMET CORPORATION



                                     By: /S/ D.R. Cash      [SEAL]
                                     Title:  Senior Vice President -
                                             Administration & Treasurer









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                               WACHOVIA BANK, N.A. (successor by merger
                               to Wachovia Bank of Georgia, N.A. and Wachovia Bank of South Carolina, N.A. and formerly known as Wachovia Bank of North Carolina, N.A.), as Agent and as a Bank

                               By: /S/ Suzanne Morrison [SEAL]
                               Title:  Assistant Vice President











































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                                   ABN AMRO BANK N.V. ATLANTA AGENCY, as
                                   Co-Agent and Bank

                                   By:  /S/ Linda K. Davis [SEAL]
                                   Title: Vice President

                                   By:  /S/ Steven L. Hipsman
                                   Title:  Vice President











































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                                  SUNTRUST BANK, ATLANTA

                                  By:  /S/  J.P. Owen  [Seal]
                                  Title:  Banking Officer

                                  By:  /S/  Brian K. Peters  [Seal]
                                  Title:  Vice President












































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                                   FIRST UNION NATIONAL BANK OF SOUTH CAROLINA

                                   By:  /S/ Frank R. Wrenn III  [SEAL]
                                   Title:  Senior Vice President















































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                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:  /S/ Rose M. Crump [SEAL]
                                   Title:  Vice President
















































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                                  BANK OF AMERICAN NT & SA

                                  By:  /S/  Laurens F. Schaad, Jr.  [SEAL]
                                  Title:  Vice President
















































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                                   THE SAKURA BANK, LIMITED

                                   By:  /S/ Hiroyasu Imanishi  [SEAL]
                                   Title:  Vice President & Senior Manager
















































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